                                                                      Exhibit 11
                                                                      ----------

                    COMPUTER NETWORK TECHNOLOGY CORPORATION

          Statement Re:  Computation of Net Income (Loss) Per Common
                          and Common Equivalent Share

                                  (Unaudited)


                                               Three Months Ended             Six Months Ended
                                                    June 30,                      June 30,
                                              1997           1996           1997            1996
                                          -----------     -----------    -----------     -----------
Net Income (Loss)                         $  (856,945)    $ 1,180,956    $  (480,426)    $ 1,200,104
                                          ===========     ===========    ===========     ===========
Primary Earnings (Loss) Per Share
---------------------------------
Weighted average number of common shares
 outstanding                               22,820,378      23,201,993     23,131,544      23,118,114

Dilutive effect of outstanding common
 equivalent shares                                  -         606,779              -         508,654
                                          -----------     -----------    -----------     -----------
Weighted average number of common and
 common equivalent shares outstanding      22,820,378      23,808,772     23,131,544      23,626,768
                                          ===========     ===========    ===========     ===========
Net income (loss) per common and common
 equivalent share                         $      (.04)    $       .05    $      (.02)    $       .05
                                          ===========     ===========    ===========     ===========

Fully Diluted Earnings (Loss) Per Share:
----------------------------------------
Weighted average number of common shares
 outstanding                               22,820,378      23,201,993     23,131,544      23,118,114

Dilutive effect of outstanding common
 equivalent shares                                  -         606,779              -         635,642
                                          -----------     -----------    -----------     -----------
Weighted average number of common and
 common equivalent shares outstanding      22,820,378      23,808,772     23,131,544      23,753,756
                                          ===========     ===========    ===========     ===========
Net income (loss) per common and common
 equivalent share                         $      (.04)    $       .05    $      (.02)    $       .05
                                          ===========     ===========    ===========     ===========